UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
September 23, 2003

TOREADOR RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-2517	75-0991164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4809 Cole Avenue, Suite 108
Dallas, Texas 75205
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (214) 559-3933

ITEM 4. CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT.

1)	On September 23, 2003, the Registrant dismissed Ernst & Young LLP (“E&Y”) as its independent accountant.

2)	On September 23, 2003, the Registrant retained Hein + Associates LLP (“Hein”) as its independent accountant. The decision to engage Hein as set forth above and to dismiss E&Y was approved by the audit committee and the board of directors of the Registrant.

3)	The Company did not consult with Hein with regard to any matter concerning the application of accounting principles to any specific transactions, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s financial statements prior to engaging the firm.

4)	E&Y’s reports on the Registrant’s financial statements for the fiscal years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

5)	During the fiscal years ended December 31, 2002 and 2001, and the subsequent interim period through September 23, 2003, (i) there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of E&Y, would have caused them to make reference to the subject matter of the disagreements in connection with their report and (ii) there were no “reportable events” as defined in Item 304 (a)(1)(v) of Regulation S-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

16.1     Letter on Change in Certifying Accountant from Ernst & Young LLP, dated October 8, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION

Dated: October 8, 2003	By: /s/ G. THOMAS GRAVES III
Name: G. Thomas Graves III Title: President and Chief Executive Officer

Dated: October 8, 2003	By: /s/ Douglas W. Weir
Name: Douglas W. Weir Title: Senior Vice President and Chief Financial Officer (Principal Financial Officer)

INDEX TO EXHIBITS

Exhibit No.	Description
16.1	Letter on Change in Certifying Accountant from Ernst & Young LLP dated October 8, 2003.